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                                                                   EXHIBIT 10.23


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                    AMENDMENT

This amendment made and executed this 29th day of December, 2003 (herein after referred to as the "Amendment") to the Amended and Restated License and Supply Agreement by and between Orion Corporation, Espoo, Finland ("Orion") and GTx, Inc., Memphis, Tennessee ("GTX") concerning Toremifene

WITNESSETH

WHEREAS, GTX is desirous of being granted certain negotiation rights concerning [ * ];

WHEREAS, Orion is willing to grant such rights to GTX in accordance with, and subject to, the terms and conditions herein after contained;

NOW THEREFORE, intending to be legally bound, and in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Section 2.1.5 shall be supplemented to include additional paragraphs to read as follows:

With respect to [ * ], GTX shall have the following rights:

Should Orion at any time during the term of [ * ], as the case may be [ * ] rights to commercialize [ * ] and should it contemplate granting such rights to a Third Party distributor/licensee, then GTX shall have a right to negotiate with Orion for the exclusive rights to market, sell and distribute [ * ] on the following basis:

No later than [ * ] after Orion having become in the possession of such above referred to unrestricted rights, Orion shall notify GTX thereof. Should GTX be interested in negotiating with Orion for the exclusive rights to market, sell and distribute [ * ], it shall notify Orion thereof in writing within [ * ] of having been so notified of Orion holding such rights. Upon such GTX notification the Parties shall negotiate in good faith for a period of [ * ] on a mutually acceptable definitive written agreement for such commercialization by GTX and during said period Orion shall not grant such rights to any Third Party. In the event the Parties fail within such [ * ] period of Orion's First Offer, or any separately agreed written extension of such period, to execute a mutually acceptable definitive agreement for such commercialization by GTX, then GTX's negotiation rights shall not extend to [ * ] and Orion shall thereafter be free to contract with any Third Party with respect to commercialization of [ * ].

For the avoidance of doubt, it is hereby acknowledged and agreed that the above referred to right of first negotiation shall in no way limit or restrict Orion's right to engage or retain a Third Party contract sales organization or similar entity to act on behalf of Orion or an Orion Affiliate for the
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commercialization and/or distribution, or continued commercialization and/or distribution, as the case may be, of [ * ].

2. All other terms and conditions of the Agreement shall remain unchanged.


IN WITNESS WHEREOF, the Parties' duly authorized representatives hereto have executed this Amendment as of the date first above written.

Orion Corporation                           GTx, Inc.


By:      /s/  Risto Mieltvnen               By:      /s/  Henry P. Doggrell
         ---------------------------                 ---------------------------
Title:   President Orion Pharma             Title:   General Counsel/Secretary

By:      /s/  Timo Lappalainen
         ---------------------------
Title:   Senior Vice President

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.